AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED.  THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.  WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Preliminary Offering Circular Dated January 22, 2021

StartEngine Loans Fund I LLC

9900 Culver Boulevard,

Culver City, CA 90232

(949) 415-8730

www.startengine.com

Best Efforts Offering of Series Shares

StartEngine Loans Fund I LLC, a Delaware series limited liability company (which we refer to as “we,” “us,” “our” “the company” or “our company”), is offering, on a best efforts basis, the membership interests of each of the series of our company.

All of the series of our company offered hereunder may collectively be referred to in this Offering Circular as the “series” and each, individually, as a “series.”  The membership interests of all series described above may collectively be referred to in this Offering Circular as the “shares” and each, individually, as a “share” and the offerings of the shares may collectively be referred to in this Offering Circular as the “offerings” and each, individually, as an “offering.” See “Securities Being Offered” for additional information regarding the shares.

The shares are non-voting limited liability company membership interests in a series of our company. Each series is treated as a unique legal entity. Purchasing a share in a series does not confer to the investor any ownership in our company or any other series. Each series is managed by an Administrative Manager and an Asset Manager. The Administrative Manager will be the investor liaison to our company, and will perform duties such as assisting our company with communications to our investors, providing shareholder services, handling the distributions of dividends, and overseeing our shareholder records. The Asset Manager will manage the assets owned by the particular series it manages, and has full authority to determine how to best utilize the asset owned by the series. StartEngine Assets, LLC will serve as Administrative Manager to each series of our company, while the Asset Manager may be different for each series of our company. Investors will not have any say in the management of the assets or series of our company. See “The Company’s Business” for more information on the duties of our Administrative Manager and Asset Manager(s) of our series.

1

There will be a separate closings with respect to each series. An offering for a series will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by our company at its sole discretion. At least every 12 months after this offering statement has been qualified by the United States Securities and Exchange Commission (the “Commission”), our company will file a post-qualification amendment to include our company’s recent financial statements. The company has engaged Prime Trust, LLC as escrow agent to hold any funds that are tendered by investors. The offerings are being conducted on a best-efforts basis without any minimum target. Provided that an investor purchases shares in the amount of the minimum investment, $500 (50 shares), there is no minimum number of shares that needs to be sold in order for funds to be released to our company and for an offering of a series to close, which may mean that our company does not receive sufficient funds to cover the cost of this offering. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the relevant series. After the initial closing of an offering in a series, we expect to hold closings on at least a monthly basis.

As of the date of this Offering Circular, our company has designated only one series - Series Farm. As such, the shares being offered in this offering are shares of Series Farm.

2

Series Farm	Price to public	Underwriting discount and commissions(1)	Proceeds to Issuer
Per Share	$10.00	$0	$10.00
Total Maximum (500,000 shares)	$5,000,000	$0	$5,000,000

(1)	We are not selling the shares in series in this offering through commissioned sales agents or otherwise. Investors will not pay any upfront selling commissions in connection with the purchase of our common shares. Following the completion of the offering, Series Farm will reimburse the Managing Member and its Asset Manager for formation and offering costs, which are expected to be approximately $95,000 in total, consisting of legal expenses, audit fees, formation expenses, blue sky fees, EDGARization fees, and formation fees. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed shall not exceed 0.50% of the aggregate gross proceeds from an Offering of that series. If the sum of the total unreimbursed amount of such offering and formation expenses, plus new costs incurred since the last reimbursement payment, for that series exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Managing Member and relevant Asset Manager have been reimbursed in full. See “Management Compensation” for a description of additional fees and expenses that our company and its series will pay to their Managers.

Sales of these securities will commence on approximately [____].

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 12.

The company is following the “Offering Circular” format of disclosure under Regulation A.

3

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

4

5

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY.  THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT.  WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS.  INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.  THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SUMMARY

Overview

StartEngine Loans Fund I LLC is a series limited liability company formed on October 14, 2020 pursuant to Section 18-215 of the Delaware Limited Liability Company Act, or the LLC Act.

StartEngine Loan Fund I LLC’s mission is to provide funding primarily to small businesses in order to help those businesses realize their potential, and, in the process, provide returns for our investors. We are a newly-formed company that plans, through its series, to originate, service, acquire and maintain loans of a number of different types to a variety of businesses, provided the amount and nature of such activities does not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act of 1940 (the “40 Act”).

As a series limited liability company, loans will be made, and title to such loans will be held, by the series of our company, as applicable. We intend that each series of interests will originate, service, acquire and maintain loans at the series level. The first series of our company is Series Farm, which will engage in asset-backed lending to farming operations. New series will be formed, and shares of that series will be issued, for other types of lending to businesses of other types that we may engage in at some point in the future.

We plan to democratize lending. We have and are gathering a team of individuals with knowledge and experience needed to select candidates for loans, and to actively manage loans made to businesses. Further, we will be utilizing the platform of our parent company, StartEngine Crowdfunding, Inc., to post our offerings under Regulation A to every day investors. Investing in our series will give investors access to lending in a variety of forms to a variety of company types (initially, farming operations through Series Farm).

The first series of our company is Series Farm. See “The Company’s Business” for more information on our business and plan of operations.

Members of our company

An investor who has purchased shares in one of our series in this offering will become an “Economic Member” of our company (as defined in our operating agreement). No Economic Member, in its capacity as such, will participate in the operation or management of the business of our company or any series, nor transact any business in our company or any series.

Managers of our company

Our Managing Member, StartEngine Assets, LLC the full power and authority to do, and direct our other Managers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of our company and each series, without the consent of our Economic Members. StartEngine Assets, LLC, a Delaware limited liability company formed on May 18, 2020 is the Managing Member of our company, and the Administrative Manager of our company and each series of our company. We refer to StartEngine Assets, LLC herein as the “Managing Member” when referring to its duties in this capacity, and as our “Administrative Manager” when referring to its duties in this capacity.

As the Administrative Manager, StartEngine Assets, LLC will be the investor liaison to our company, and will, among other things, assist with communications to our investors, provide shareholder services to our investors, and handle the distributions of dividends, and overseeing our shareholder records. Our Administrative Manager will coordinate with its affiliates who will serve in various capacities, including StartEngine Secure LLC, who will act as our transfer agent, StartEngine Primary LLC, who, through its alternative trading system, StartEngine Secondary LLC, will facilitate resales of our shares, and StartEngine Crowdfunding Inc. that owns and operates an online investment platform www.startengine.com. See “The Company’s Business—Managers of our Company”

Managers of our Series

Each series will appoint an asset manager (an “Asset Manager”) to manage the underlying assets (i.e. debt instruments) related to such series. Such Asset Manager will have sole authority and complete discretion over the care, custody, maintenance and management of each underlying assets and to take any action that it deems necessary or desirable in connection therewith. The Asset Manager of Series Farm will be Harvest Returns, Inc. (“Harvest Returns”).

Unless otherwise noted in the Series Designation for a particular series (each, a “Series Designation”), StartEngine Assets, LLC will serve as the Administrative Manager for each series, and will perform substantially the same services as it does for our company. Collectively, we refer to the Managing Member, Administrative Manager (of our company or a series), and Asset Manager, or any combination thereof, as the “Managers”. We also refer to these managers on an individual basis a “Manager”, where context permits.

Our Managing Member has delegated to the Managers of our series (i.e. the Asset Manager and Administrative Manager) broad asset management and operational powers over the series. In these capacities, the Managers of a particular series will (among other things):

•	Oversee overall investment strategy, such as investment selection criteria and asset disposition strategies;

•	Serve as the investment and financial manager with respect to sourcing, underwriting, acquiring, financing, originating, servicing, investing in, redeveloping and eventually selling a diversified portfolio of the series assets;

•	Manage and perform the various administrative functions necessary for the day-to-day operations and management of the series assets;

•	Provide or arrange for administrative services, legal services, office space and other overhead items necessary for and incidental to acquisition, management and disposition of series assets;

•	Maintain reporting, record keeping, internal controls and similar matters with respect to the series assets in a manner to allow our company to comply with applicable law, including the requirements of under Section 18-215 of the LLC Act;

•	Monitor and evaluate the performance of the investments, provide daily management services and perform and supervise the various management and operational functions related to the series assets;

•	Formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement and marketing of investments on an overall portfolio basis;

•	Recommend distribution policies for each series to the Managing Member and, subject to approval by the Managing Member, authorize distributions from time to time; and

•	Manage communications with Economic Members.

Advisory Board

Our Managing Member may establish an advisory board comprised of experts in a particular industry to provide guidance and strategic advice to our company, or a particular series of our company. For our company, this may be advising on the creation of a particular series with a new asset class focus. For our series, this may be assisting in identifying, acquiring, and managing the particular assets of that series, or advising on other general business matters. See “The Company’s Business” for more information on the functions of our company’s advisory board.

Operating Expenses

Each series of our company will be responsible for its own third-party charges and out-of-pocket costs and expenses incurred as a result of acquiring and managing the assets of a particular series, or for any other permissible business activity of a series. All operating expenses paid on behalf of a series by its Managers will be reimbursed to such Managers.

Each Manager will bear their own expenses of an ordinary nature, including, all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

If the operating expenses exceed the amount of revenues generated from a series and cannot be covered by any reserves on the balance sheet of such series, our Managing Member may:

•	issue additional shares in such series;

•	pay such operating expenses and not seek reimbursement; and/or

•	enter into an agreement in which a Manager loans the amount of the operating expenses to the applicable series, on which such Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by that series.

Offering and Formation Expenses

Each series of our company will be responsible for the costs and expenses attributable to the formation of series and the offering for that particular series, including expenses allocated to them under the allocation policy (we refer to these as “Offering and Formation Expenses”) see "The Company’s Business—Allocations of Expenses”. If such costs and expenses are paid by a Manager on behalf of the series, the series will reimburse the Manager for such expenditures. We expect that the total Offering and Formation Expenses that will be incurred in connection with Series Farm is $95,000. In accordance with our allocation policy, this amount may be reduced if another series is established by our company. See “The Company’s Business—Allocations of Expenses” for more information on our allocation policy.

Distribution Rights

For each series, our Managing Member intends to declare and pay distributions to the shareholders of that series equal to:

•	a return on their investment (a “Preferred Return”) (defined below); and

•	any excess cash from the Free Cash Flow (defined below) after distributions of the Preferred Return and any Service Fee (defined below) paid to the Managers.

The rate of the Preferred Return will be specific to each series of our company (as set forth in the applicable Series Designation). For Series Farm, the rate of Preferred Return will be 5%. The Service Fee will also be specific to each series, and will either be set by the Series Designation or will be equal to 50% of the remaining Free Cash Flow (i.e. Free Cash Flow remaining after payment of the Preferred Return) of that series. For Series Farm, the Service Fee will be equal to 50% of the remaining Free Cash Flow after paying the Preferred Return.

The Managing Member intends to make distributions on a basis that is appropriate for the underlying assets to the shareholders of a series to satisfy the amount of Preferred Return that has accrued (for the current as well as prior periods). For instance, Series Farm will receive interest payments on a quarterly basis, and it is expected that the Administrative Manager of Series Farm will pay distributions at least quarterly as well. However, for future series, there may be different loan structures, where revenues are generated more infrequently, which could lead to more sporadic payments. see “The Company’s Business – Series Farm - Liquidity”. There is no requirement to pay distributions at any given time.

Distributions of Preferred Return will be paid out of the available “Free Cash Flow” of a series, which consists of the net income (as determined under GAAP) generated by such series (before accounting for the Service Fee) plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses and/or and amounts that were previously retained as cash reserves that, during such period, the Managing Member determines are no longer needed by our company) and less any capital expenditures related to the underlying assets related to such series. Any amounts remaining after payment of the Preferred Return and Service Fee will be distributed on a pro-rata basis to shareholders of a series, if available.

Our Administrative Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each series of shares except as otherwise limited by law or the operating agreement. See “Securities Being Offered – Distribution Rights” for further details on distributions to shareholders of our series’ shares.

Distributions upon Liquidation

In connection with the liquidation of a series, whether as a result of the dissolution of our company or the termination of such series, all property and Free Cash Flows (excluding any Service Fee accrued and unpaid) in excess of that required to discharge liabilities that are contingent, condition or unmatured, shall be distributed to the holders of the shares of the series on an equal per share basis. See “Securities Being Offered – Liquidation Rights.”

Management Compensation

Pursuant to our operating agreement, the Asset Manager and Administrative Manager of each series will each receive two fees as compensation for the services they provide to that series: a Service Fee (which will be a percentage of the amount of revenues the series generates) and an Asset Management Fee (which will be a percentage of the value of the assets of the series). For more information, see the “Management Compensation” section of this Offering Circular.

The Offerings

The offering is for shares of Series Farm in StartEngine Loans Fund I LLC. The shares will be non-voting except with respect to certain matters set forth in our limited liability company agreement, dated January 5, 2021, as amended from time to time, or the “operating agreement”. The purchase of a particular series of shares is an investment only in that series of our company and not an investment in our company as a whole. The rights of the shares are described more fully in “Securities Being Offered.”

Securities being offered:	Maximum of 500,000 shares of Series Farm

Shares outstanding before the offering	0 shares of Series Farm

Shares outstanding after the offering (1)	500,000 shares of Series Farm

Minimum and maximum subscription:	The minimum subscription by an investor is 50 shares of Series Farm (or $500) and the maximum subscription by any investor is for shares representing 19.99% of the total shares of a particular series, although such maximum thresholds may be waived by our Administrative Manager in its sole discretion.

Use of proceeds:	The proceeds received in an offering will be applied as set forth in the “Use of Proceeds” section of this Offering Circular, and will generally be used to acquire assets.

Risk factors:	Investing in our shares involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our shares.

(1)	Does not include the initial share that will be issued to the Managing Member at the formation of each series, which has no economic rights.

Implications of Being an Emerging Growth Company

As an issuer with less than $1 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our securityholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.07 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Investment Company Act Considerations

We believe that we, and each of our series, fall (or will fall) within the exception of an investment company provided by Section 3(c)(5)(A), Section 3(c)(5)(B), and/or Section 3(c)(5)(C) of the Investment Company Act of 1940 (the “40 Act”). Section 3(c)(5)(A) provides an exemption for a company that is primarily engaged in purchasing or otherwise acquiring notes representing part or all of the sales price of merchandise and/or services. Section 3(c)(5)(B) provides an exemption for a company that is primarily engaged in making loans to manufacturers, wholesalers and retailers of and to prospective purchasers of specified merchandise and/or services. Section 3(c)(5)(B) (C) provides an exemption for a company that is primarily engaged in purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. If for any reason we fail to meet the requirements of the exemptions provided by 3(c)(5)(A), Section 3(c)(5)(B), and/or Section 3(c)(5)(C)) we will be required to register as an investment company, which could materially and adversely affect our proposed plan of business.

RISK FACTORS

The SEC requires our company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its line of business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to Our Company’s Operations and Structure

An investment in an offering constitutes only an investment in a particular series and not in our company or the underlying assets.

A purchase of our shares does not constitute an investment in either our company or the underlying assets directly. This results in limited voting rights of the investor, which are solely related to the series. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of our Managing Member for “cause.” The Managing Member thus retains significant control over the management of our company and its underlying assets. Furthermore, because the shares do not constitute an investment in our company as a whole, holders of a particular series of shares will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other series of interest. In addition, the economic interest of a holder in a series will not be identical to owning a direct undivided interest in the underlying assets because, among other things, the series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the underlying assets.

We are a brand-new company with no operating history, which may make it difficult for investors to evaluate our business model and to assess our future viability.

We are a newly formed limited liability company with no operating history upon which an evaluation of our past performance and future prospects of a series. Our operations to date have been limited to organizing our company, identifying the Asset Managers and Administrative Manager, and engaging in activities related to this offering. There is no assurance our company or a series can execute the business strategy successfully or that a particular series will ever be profitable.

Operating Expenses that are incurred after each closing will reduce potential distributions, if any, and the potential return on investment resulting from the appreciation of the underlying assets, if any.

Operating Expenses incurred post-closing will be the responsibility of the applicable series. However, if the Operating Expenses exceed the amount of revenues generated from the underlying assets related to such series, our Managers may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the series, on which our Managers may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional shares of such series to be issued in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be taken out of the Free Cash Flow generated by the series and could reduce the amount of any future distributions of payable to investors, or could cause delays in distributions of Preferred Return to investors. If additional series interests are issued, this would dilute the current value of the interests held by existing investors and the amount of any future distributions payable to such existing investors.

The success of any series depends in large part upon its Asset Manager and its ability to execute our business plan.

The successful operation of our series is in part dependent on the ability of the Asset Managers to effectively originate, service, acquire and maintain loans. Currently, Harvest Returns, Inc. serves as the Asset Manager for Series Farm. Harvest Returns, Inc. may not be successful in timely identifying and consummating suitable candidates to make loans to, which may impede our growth and negatively affect our results of operations. Further, we expect that a significant number of our future borrowers will be small businesses, about which there is generally little or no publicly available operating and financial information. As a result, we will perform due diligence investigations of these prospective borrowers, their operations and their prospects. We may not learn all of the material information we need to know regarding these businesses through our investigations. As a result, it is possible that we could make loans to borrowers that ultimately are unable to timely repay our loans or with collateral where we could recoup any loss, which could adversely impact the amount available for distributions to holders of our series shares.

The success of our company (and therefore, each series) will be highly dependent on the expertise and performance of our Asset Manager and their teams, expert networks and other investment professionals. There can be no assurance that these individuals will continue to be associated with our Asset Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the Asset Manager’s ongoing management and support of the investment of the holders of the series shares.

Each series of our company is expected to invest according to its own individualized investment strategy, but only to a businesses in a specific category. Therefore, your investment will not be diversified.

It is not anticipated that any series would make loans to types of businesses other than the types of businesses the series was formed to invest in – i.e. collateralized loans to farming operations. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to the shares offered hereby.

We may make loans that you do not like.

Net proceeds from this Offering in any of our series may be used by that series to make loans which you may not agree and would not support if you were evaluating the loans and/or borrowers directly. You must rely solely on the Asset Managers with respect to the selection, amount and economic merits of each potential acquisition. Asset Managers may pick assets you do not like, do not believe in, even object to or you believe fall outside of the investment criteria or goals of a particular series.

A series may never realize sufficient income or capital appreciation for delivering to our investors a preferred return.

While our goal is to generate a preferred return for our investors of the series and to pay investors dividends on a monthly basis, there can be no assurances that we can succeed in doing so or that we will ever pay any dividends. Our operating agreement provides that each series will pay its Managers or their affiliates an Asset Management Fee which may reduce funds available to pay the Preferred Return to investors, or dividends from any Free Cash Flow available after such returns are paid. Further, each series will pay its Managers and their affiliates a Service Fee, which will further reduce any additional dividends payable to investors above their Preferred Return, which lowers the value of your investment (compared to if the Asset Management and Service Fees were not paid to the Managers of a series).

Our Managing Member in its sole discretion ultimately determine what distributions, if any will be made to holders of each series of securities.

Our Managing Member in its sole discretion ultimately determine when and what distributions, if any will be made to holders of each series of securities. For instance, our company may be required to create such reserves as our Administrative Manager deems necessary from time to time to meet future operating expenses, anticipated costs and liabilities of that series. That decision is ultimately reviewed by our Managing Member (consisting of our Administrative Manager) with no independent review or input from our investors. If reserves are created, the Free Cash Flow otherwise available for distribution to holders of securities of that series will be reduced.

Operating expenses will be the responsibility of the applicable series. However, if the operating expenses of the series exceed the amount of revenues generated from the underlying assets related to such series, the Managing Member may issue additional shares in such series; determine that the Managing Member pay such excess operating expenses and not seek reimbursement; and/or enter into an agreement pursuant to which a Manager loans to the series an amount equal to the remaining excess operating expenses, on the Manager may impose a reasonable rate of interest, and be entitled to reimbursement.

In the case of reimbursement, this reimbursable amount between related parties would be taken out of the Free Cash Flow generated by the series and could reduce the amount of any future distributions payable to investors of that series.

Any adverse changes in the financial health of our Managers of our Series or their affiliates could hinder a Series’ operating performance and the return on your investment.

Managers of our series have been delegated the responsibilities to manage the operations and portfolio of assets of that particular series. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of the Managers of our series and their affiliates as well as the professionals relied on by these Managers in the identification and acquisition of investments and the management of assets in a series. Any adverse changes in the financial condition of the Managers of a series or our relationship with the Managers of a series could hinder their ability to successfully manage the operations and portfolios of that series, negatively impacting your investment in that series.

Our success is dependent, in part, upon our ability to successfully conduct this offering through the StartEngine Platform, which makes an investment in us more speculative.

We will continue to conduct this offering primarily through the StartEngine Platform, which is owned by StartEngine Crowdfunding, LLC. Only a limited number of alternative asset investment opportunities have been offered through the StartEngine Platform prior to this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell our series shares to investors through the StartEngine Platform. If we are not successful in selling our series shares through the StartEngine Platform, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

The nature of our business may subject us to regulation as an investment company pursuant to the Investment Company Act of 1940.

We believe that we, and each of our series, fall (or will fall) within the exception of an investment company provided by Section 3(c)(5)(A), Section 3(c)(5)(B), and/or Section 3(c)(5)(C) of the Investment Company Act of 1940. Section 3(c)(5)(A) provides an exemption for a company that is primarily engaged in purchasing or otherwise acquiring notes representing part or all of the sales price of merchandise and/or services. Section 3(c)(5)(B) provides an exemption for a company that is primarily engaged in making loans to manufacturers, wholesalers and retailers of and to prospective purchasers of specified merchandise and/or services. Section 3(c)(5)(B)(C) provides an exemption for a company that is primarily engaged in purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. If for any reason we fail to meet the requirements of the exemptions provided by 3(c)(5)(A), Section 3(c)(5)(B), and/or Section 3(c)(5)(C)) we will be required to register as an investment company, which could materially and adversely affect our proposed plan of business.

Risks Related to Series Farm

(In this section, unless the context otherwise requires, “we,” “us,” “our,” or the “series” refers to Series Farm).

We may not be successful in timely identifying and consummating suitable candidates to make loans to, which may impede our growth and negatively affect our results of operations.

We continue to actively seek and evaluate farming businesses to make loans to, but there is no guarantee that we will be able to continue to find candidates to make loans to that meet our lending criteria. We expect that a significant number of our future borrowers will be small, independent farming operations, about which there is generally little or no publicly available operating and financial information. As a result, we will perform due diligence investigations of these prospective borrowers, their operations and their prospects. We may not learn all of the material information we need to know regarding these businesses through our investigations. As a result, it is possible that we could make loans to borrowers that ultimately are unable to timely repay our loans or with collateral where we could recoup any loss, which could adversely impact the amount available for distributions to our stockholders.

If the information provided by borrowers is incorrect or fraudulent, we may misjudge a customer’s qualification to receive a loan, and our operating results may be harmed.

Our loan participation or loan decisions are based partly on information provided to us by loan applicants. To the extent that these applicants provide information to us in a manner that we are unable to verify, we may not be able to accurately assess the associated risk. In addition, data provided by third-party sources is a significant component of our underwriting process, and this data may contain inaccuracies. Inaccurate analysis of credit data that could result from false loan application information could harm our reputation, business, and operating results.

Series Farm intends to make loans to agricultural businesses secured by the assets of those businesses. As such, the borrower’s ability to repay those loans and the collateral securing those loans are subject to risks associated with the agriculture business.

Series Farm will issue loans to borrowers pursuant to promissory notes secured by the borrower’s assets. The prospects of Series Farm depend upon a number of factors, including but not limited to, the ability of those borrowers to timely repay their loans, the success of the borrowers in their farming operations, and the assets secured by the promissory note maintaining their value or increasing in value. As such, Series Farm’s investments are subject to risks typically associated with investments in agriculture, including, but not limited to:

•	changes in national, regional or local economic conditions reducing demand for a borrower's products or services;

•	environmental hazards such as disease, pollution, and pests, damaging a borrower’s business or subjecting a borrower to unforeseen expenses;

•	climate change;

•	changes in interest rates and in the availability, costs and terms of borrowings, which may make the disposition or refinancing of the collateral difficult;

•	changes in federal, state or local regulations and controls affecting zoning, development, entitlement, fuel and energy consumption, environmental restrictions, real estate taxes and other factors affecting real property which negatively affect the borrower’s operations or our ability to dispose or refinance our secured assets;

•	changes in trade, fiscal, monetary or exchange control programs or policies of governments or their agencies that negatively affect the business of our company or our borrower; and

•	acts of nature, such as earthquakes, tornadoes and floods.

Any one or more of the preceding factors could materially adversely affect the borrower’s ability to repay the loan and/or the value of the collateral. Fluctuations in market conditions, operating expenses and tax rates can adversely affect operating results or render the liquidation of the collateral difficult or unattractive and cause an inability to achieve a reasonable return. No assurance can be given as to the collateral or the accuracy of Series Farm’s assumption of the future costs of operating the collateral since such matters will depend on events and factors beyond Series Farm’s control. Any of the occurrences outlined above may result in Series Farm’s inability to recover the full amount of its investment, or any funds at all.

There are risks in using only one loan originator and only one loan servicer.

Series Farm intends to use its Asset Manager, Harvest Returns, Inc., to originate loans and to service loans on an exclusive basis. Series Farm’s management and its board of directors believe that the terms of its agreements with the Asst Manager are consistent with prevailing terms in the industry and those that would be obtained from non-affiliated entities in arm’s-length negotiations. In the event, however, that the Asset Manager is prohibited from doing business in the state in which a particular farm is located that we intend to issue a loan to, it would be necessary for Series Farm to use another loan origination or loan servicing entity, in which event we cannot assure you that the terms of engagement of such substitute loan originator or servicing entity would be as favorable to Series Farm as those it its Asset Manager. The identification of, and the negotiation of an agreement with, a substitute loan originator or servicer could result in substantial delay in the closing or even the loss of one or investment opportunities, with the result that Series Farm’s revenues and cash flow might be adversely affected.

Series Farm will face competition.

Series Farm will face competition from other individuals or entities financing farming operations, such as Farm Credit and the USDA Farm Service Agency. These companies are larger and have significantly greater resources than Series Farm, and we may not be able to compete effectively against them for quality borrowers seeking financing. Series Farm may need to lower interest rate or provide loans on less favorable conditions to use or provide loans to borrowers with a less desirable profile. In such case, Series Farm’s operating results will suffer.

Prepayments can adversely affect the yields on our investments.

Prepayments on loans, where permitted under the debt documents, are outside of our control and may adversely affect the yield and cash flow of our investments.  A borrower’s election to prepay its obligations under a loan may be influenced by changes in current interest rates and a variety of economic, geographic and other factors that cannot be accurately forecasted, and consequently, we cannot predict such prepayment rates with certainty.  If we are unable to invest the proceeds of such prepayments received in new loans, the yield on our portfolio will decline.

Our success will depend on our Asset Manager, and its ability to execute our business plan.

Our success depends largely upon the continued services of our Asset Manager, Harvest Returns, Inc., who will originate, administer, and service the loans that our company makes. Chris Rawley, the CEO of Harvest Returns, Inc., has extensive experience in real estate and agriculture investment, and has held corporate management roles in Jones Lang LaSalle, Electronic Data Systems, L-3 Communications. There are a number of other experts that comprise the team of the Asset Manager as well. If our relationship with the Asset Manager were to terminate prematurely, that could significantly adversely affect our business plan. The loss of Mr. Rawley could seriously harm our business and may prevent us from implementing our business plan in a timely manner, or at all.

Success of our company and the value of each series also depends on there being critical mass from the market for the series shares and also our ability to issue loans secured by collateral in multiple series so that the investors can benefit from economies of scale which arise from holding more than one outstanding loan. In the event that we are unable to source additional loans due to, for example, competition for such loan opportunities or lack of loan opportunities available in the marketplace, then this could materially impact our success and our objectives of making additional loans funded by the issuance of further series of shares.

Risks Related to Potential Conflicts of Interest

Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our Managers and Managing Member.

Our operating agreement provides that each of our Managers and Managing Member, in exercising its rights in its capacity as Manager or Managing Member, as applicable, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our operating agreement, the Limited Liability Company Act (the “LLC Act”) or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

Our Managers face a conflict of interest because the amount they receive for services performed for us is based on our Free Cash Flow, for which they are responsible for calculating.

Our operating agreement provides that each series will pay its Managers or their affiliates a Service Fee (half of which shall go to the Asset Manager, with the remaining half to the Administrative Manager). See “Management Compensation” for further details. The calculation of our Free Cash Flows involves certain subjective judgments including determining the amount to set aside for reserves, and assumptions for depreciations or classification of certain cash amounts. Because the calculation of the Free Cash Flow involves subjective judgment, there can be no assurance that the assumptions used by our internal accountants and team members of our Administrative Manager and Asset Manager to calculate our Free Cash Flow, or the resulting Free Cash Flow, will be identical to the assumptions that would be used, or the Free Cash Flow that would be calculated, by an independent consultant. In addition, our Managers may benefit by selling or disposing of our assets at times when our shareholders may be better served by holding our assets or may benefit from increasing the amount of risk in a series in order to increase the amount they may receive in a particular year as their Service Fee.

Conflicts may arise from allocations of income and expenses as between series.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific series and certain series may get a disproportionate percentage of the cost or income, as applicable. In such circumstances, including how it may impact our Service Fee, our Managers would be conflicted from acting in the best interests of our company as a whole. While we presently intend to allocate expenses as described in “The Company’s Business—Allocations of Expenses,” our Managers have the right to change this allocation policy at any time without further notice to investors.

There may be conflicting interests among our Managers and investors.

Our Managing Member has the ability to unilaterally amend the operating agreement and allocation policy. As our Managing Member is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as the Administrative Manager of our company or a series or may amend it in a way that is not beneficial for all investors. In addition, the operating agreement seeks to limit the fiduciary duties that our Managing Member owes to investors in our company and its series. Therefore, our Managing Member is permitted to act in its own best interests rather than the best interests of the investors. See “Securities Being Offered” for more information.

Conflicts may exist between legal counsel, our company, our Asset Managers and their affiliates.

Our legal counsel is also counsel to our Asset Managers and their affiliates, and may serve as counsel with respect to a series. Because such legal counsel represents both our company and such other parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between us and any of the other parties, legal counsel may represent such other parties and not our company or a series. Legal counsel may, in the future, render services to us or other related parties with respect to activities relating to our company as well as other unrelated activities. Legal counsel is not representing any prospective investors in connection with any offering and will not be representing equity holders of our company other than our Asset Managers, although the prospective investors may rely on the opinion of legal counsel with respect to the validity of the securities filed as Exhibit 12.1 to the offering statement. Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our securities.

Certain aspect of the compensation structure we have in place for Managers of our Series  may lead to conflicts of interest between a Series and its investors.

Manager of a series are entitled to a Service Fee which will be at least 50% of any Free Cash Flow after payment of the Preferred Return (half of which will go to the Asset Manager of that series, with the remaining half going to the Administrative Manager) (See the “Management Compensation” section this Offering Circular). Preferred Return must be paid to investors in a series before the Managers of a series can receive their Service Fee. If a series is underperforming, it may be very difficult for the Managers to generate enough cash flow to earn a Service Fee – especially in light of the fact that Preferred Return accrues if not paid. This could have an adversely affect the incentives for the series Managers to perform their duties, and may cause they do not perform their duties altogether for a series. Such a result would adversely impact the value of your investment in that particular series.

Asset Managers for our Series may face Conflicts of Interest resulting from providing services to our Series and to other entities to which the Asset Managers provide services

The Asset Managers for our series are not required to work exclusively for our series. Such Asset Managers may perform similar services for other funds and entities. There is a risk that the Asset Managers will allocate desirable assets to funds other than the series that you have invested in, if, for example, the Asset Manager is entitled to a more favorable compensation structure with another entity for which it provides services. If the Asset Manager for your series does not allocate at least equal assets to each of the companies with which it works, it may harm the value of your investment in that series.

Risks Relating to the Offering and Ownership of Our Shares

We intend to have our securities quoted on a new alternative trading system (“ATS”), and there can be no assurances that any public market will ever develop; even if developed, trading is likely to be subject to significant price fluctuations.

The only formal marketplace for the resale of our securities will be StartEngine Secondary, an ATS operated by our affiliate, StartEngine Primary LLC. StartEngine Secondary is a new entrant to the alternative trading system market and our securities have yet to be resold on the ATS. Consequently, there can be no assurances as to whether:

●	any market for shares in any series will develop;

●	the price at which shares for a series will trade; or

●	the extent to which investor in us will lead to the development of an active, liquid trading market.

Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investments. Until an orderly market develops in the shares of any series, if ever, the price at which they trade is likely to fluctuate significantly. Prices for shares in a series will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for those shares, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of our company and a particular series and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of a series. We cannot assure you that trading prices for shares of a particular series will not be significantly lower than the price at which such securities are sold in this Offering.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under our operating agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the operating agreement.

Investors in this offering will be bound by our operating agreement, which establishes the rights of members and rules for governance of our company. Under Section 15.08 of our operating agreement, investors waive the right to a jury trial of any claim they may have against our company arising out of or relating to the operating agreement, or the action of becoming an interest holder in a series. This includes legal actions that include claims based on federal securities law. By subscribing to an offering of a series, the investor agrees to adhere to the operating agreement, and knowingly and voluntarily waives the investor’s jury trial rights.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the operating agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the operating agreement. You should consult legal counsel regarding the jury waiver provision before investing in this offering.

If you bring a claim against our company in connection with matters arising under the operating agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against our company. If a lawsuit is brought against our company under the operating agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement serves as a waiver by any member of a series or by our company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

Our operating agreement has a forum selection provision that requires that certain disputes be resolved in the Court of Chancery of the State of Delaware, regardless of convenience or cost to shareholders.

Under Section 15.08 of our operating agreement, shareholders are required to resolve disputes related to the governance of our company in the Court of Chancery located in the State of Delaware. The forum selection provision applies to any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with our operating agreement, or the transactions authorized by the agreement, including that of the admission of shareholders to a series of our company.

Our operating agreement further provides that, should the Court of Chancery in the State of Delaware not have jurisdiction over the matter, the suit, action, or proceeding may be brought in the appropriate federal or state court located in the State of Delaware. We intend for his forum selection provision to also apply to claims brought under federal securities law. Our company acknowledges that, for claims arising under the Exchange Act, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, requiring such matters to be heard in federal court. In contrast, Section 22 of the Securities Act provides for concurrent jurisdiction between federal and state courts for matters arising under the Securities Act.

The forum selection provision in our operating agreement may limit shareholders’ ability to obtain a favorable judicial forum for disputes with us our Managers, employees or agents, which may discourage lawsuits against us and such persons. The requirement that any action be heard in a competent court in the State of Delaware may also create additional expense for any person contemplating an action against our company, or limit the access to information to undertake such an action, further discouraging lawsuits.

It is also possible that, notwithstanding the forum selection clause included in our operating agreement, a court could rule that such a provision is inapplicable or unenforceable. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in, an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

If our series limited liability structure is not respected, then investors may have to share in any liabilities of our company with all investors and not just those who hold the same series of interests as them.

Our company is structured as a Delaware series limited liability company that issues different series of interests for each underlying asset or group of underlying assets. Each series of interest will merely be a separate series and not a separate legal entity. Under the LLC Act, if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If our series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series of interests. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests or the likelihood of any distributions being made by the series to the investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of our company generally where the assets of such other series of interests or of our company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of our company are not allocable to a specific series of interests, they will be borne proportionately across all of the series of interests. Although our Managing Member (with assistance from the Administrative Manager) will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “The Company’s Business—Allocations of Expenses”), there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

Possible changes in federal/local tax laws or the application of existing federal/local tax laws may result in significant variability in our results of operations and tax liability for the investor.

The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of shares of our company would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Furthermore, investors may reside in various tax jurisdictions throughout the world. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.

DILUTION

Under our operating agreement, we have authority to issue an unlimited number of additional shares or other securities in each series. After your purchase in this offering, the Managing Member may elect to: (i) sell additional shares in this or future public offerings (whether on Form 1-A or otherwise), (ii) issue equity interests in private offerings or (iii) issue shares for payment as compensation our Managers or third-parties. To the extent we issue additional shares in a series after your purchase shares of that series in this offering, your percentage ownership interest in that series will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you could also experience dilution in the book value and fair value of your shares.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

We are offering, on a best efforts basis, the shares (consisting of membership interests) of each of the series of our company in the “Series Offering Table” beginning on page 3 of this Offering Circular. The offering price for each series was determined by our Administrative Manager.

The maximum offering amount in this offering is a total of $5,000,000 assuming a maximum raise of $5,000,000 of Series Farm, representing 500,000 shares. The minimum investment in shares of Series Farm is $500, or 50 shares.

The company is initially offering its securities in all states other than Arizona, Florida, Texas and North Dakota. The company may choose to make the appropriate filings to become an “issuer-dealer” in these states, or to record company officers as agents, in which case it will start to sell in those states. In the event our company makes arrangements with a broker-dealer (including an affiliated broker-dealer) to sell into these or other states, it will file a Supplement to this Offering Circular.

The company’s Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the startengine.com website.

Process of Subscribing

After the Commission has qualified the Offering Statement, we will accept tenders of funds to purchase the shares of Series Farm. Prospective investors who submitted non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the offering for a particular series is open for investment.

The company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds by wire, credit, or debit card or ACH transfer to the escrow account to be set up by the Escrow Agent. Tendered funds will remain in escrow until closing has occurred. Upon closing, funds tendered by investors will be made available to our company for its use.

Investors will be required to complete a subscription agreement in order to invest in a particular series. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

The subscription procedure is summarized as follows:

1.	Go to the company’s page on www.startengine.com/farm and click on the “Invest Now” button;
2.	Complete the online investment form;
3.	Deliver funds directly by wire, debit card, credit card or electronic funds transfer via ACH to the specified account;

4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;
5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a subscription agreement.

The company has entered into an Escrow Services Agreement with Prime Trust LLC (“Prime Trust” or the “Escrow Agent”). Prime Trust is a Nevada registered trust company that offers escrow services as well as an integrated technology platform for processing investment transactions. The company has agreed to pay Prime Trust: (i) technology transaction fee of $2.50 per for each subscription processed regardless if the company accepts the investment, (ii) $250 for escrow account set up fee, (iii) $25 per month for so long as the offering is being conducted, (iv) for investments over $2,000, $2 per domestic investor (individual) and $5 per domestic investor (entity) for anti-money laundering check (up to $60 for international investors (individuals) and $75 for international investors (entities)), (v) $3.00 per investor (one-time accounting fee upon receipt of funds), and (vi) any applicable fees for fund transfers (ACH $1, check $10, wire $15 or $35 for international). Each series will generally be responsible for fees due to the Escrow Agent, which are categorized as Offering Expenses.

Investor funds will be held by the Escrow Agent pending closing or termination of the offering.  All subscribers will be instructed by the company or its agents to transfer funds by wire, credit or debit card, or ACH transfer directly to the escrow account established for this offering. The company may terminate the offering for a particular series at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving shares; escrowed funds may be returned.

Prime Trust is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the company, recommend the company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of Prime Trust’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the company or this offering. All inquiries regarding this offering or escrow should be made directly to the company.

In the event that the company terminates the offering while investor funds are held in escrow, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

No Minimum Offering Amount

There is no minimum offering amount in this offering and the company may close on any funds that it receives. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

No Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the company.

Transfer Agent and Registrar

The company has engaged StartEngine Secure LLC, a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis. StartEngine Secure LLC is an affiliate of our company and its Managers.

Provisions of Note in Our Subscription Agreement

While there is a separate subscription agreement that will be used in connection with each series’ offering, the same form of subscription agreement will be used for each series. Our “form” subscription agreement includes forum selection provisions that require any claims against the company based on the subscription agreement not arising under the federal securities laws to be brought in a court of competent jurisdiction in the State of Delaware. These forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted these provisions to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers not to lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the company.

Jury Trial Waiver

The subscription agreement that investors will execute when investing a series of our company provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement. By signing the subscription agreement, the investor warrants that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation, or provision of the subscription agreement serves as a waiver by us, or by any investor, of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws. The subscription agreement must be delivered to us and funds for the subscribed amount must be delivered in accordance with the instructions stated in the subscription agreement. Investors will specify whether they will purchase shares via credit card, wire transfer, or ACH transfer.

Our form subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

USE OF PROCEEDS TO ISSUER

The allocation of the net proceeds of each offering set forth below represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Managers of each series reserve the right to modify the use of proceeds based on the factors set forth below. Neither our company nor any series are expected to keep any of the proceeds from any offering.

Series Farm

The table below sets forth our estimated use of proceeds from this Series Farm offering, assuming we sell in this offering $5,000,000 of Series Farm shares (the “Series Farm Shares”), the maximum offering amount. Our Series Farm Shares will be offered at $10.00 per share, an amount that was arbitrarily determined by our Managers, until June 30, 2022. After that date, our price per share will be adjusted annually and will be based on our NAV as of December 31, commencing of the applicable year. For example, if commenced on December 31, 2021, we would expect the price per share to be paid during 2022 to be based on the NAV calculated as of December 31, 2021.

We expect to use substantially all of the net proceeds from this offering (after reimbursement of offering and formation expenses to our Asset Manager and Managing Member) (i) to finance loans to farming businesses (as described in the “The Company’s Business” section of this Offering Circular) and pay our operating expenses, which we estimate to be $2,000 annually, and will consist of primarily of diligence and origination fees.

Maximum Offering Amount (1)
Gross Offering Proceeds	$5,000,000
Less:
Operating Expenses	$2,000
Offering & Formation Expenses (2)(3)	$95,000
Estimated Amount Available for Investments	$4,903,000

(1)	This is a “best efforts” offering.

(2)	Our Managing Member and Asset Manager has assumed and will be reimbursed for Offering and Formation Expenses in connection with the offering of Series Farm Shares.

(3)	Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the formation of Series Farm, and qualification of the offering, and the marketing and distribution of shares, including, without limitation, expenses for printing and amending offering statements or supplementing offering circulars, mailing and distribution costs, telephone, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

Series Farm reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

THE COMPANY’S BUSINESS

Overview

StartEngine Loan Fund I LLC’s mission is to provide funding to small businesses in order to help those businesses realize their potential, and, in the process, provide returns for our investors. We are an early-stage company that plans, through its series, to originate, service, acquire and maintain loans of a number of different types to a variety of businesses, provided the amount and nature of such activities does not cause us to lose our exemption from regulations as an investment company pursuant to the 40 Act.

History and Structure

StartEngine Loans Fund I LLC is a series limited liability company formed on October 14, 2020 pursuant to Section 18-215 of the Delaware Limited Liability Company Act, or the LLC Act.

As a series limited liability company, title to any loans issued by our company will be held by the applicable series that issues such loans. We intend that each series will issue its own loans. Our first series will be Series Farm, which will issue collateralized debt instruments to farming businesses, typically in the form of secured promissory notes. We will create a new series and issue new shares in that series for loans to other types of small businesses.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. As such, the assets of a series include only the assets associated with that series and other related assets (e.g., cash reserves).

Our business model

As stated above, StartEngine Loan Fund I LLC is a newly-formed company, which, through our series, plan to implement our business model. Our business model is centered around providing loans to businesses, with a focus on small businesses. The “loans” we intend to make may include, among others:

•	Purchasing notes, accounts receivable, or other obligations representing part or all of the sales price of merchandise, insurance, and services;

•	Loans to manufacturers, wholesalers, and retailers of various types and

•	Purchasing or otherwise acquiring mortgages and other liens on and interests in real estate

In summary, we may engage in any and all type of lending activities, so long as such activities do not cause us to lose our exemption from regulations as an investment company pursuant to 40 Act. We will sell shares of our series to provide the capital for these activities. As of the date of this Offering Circular, the only series we have formed is Series Farm, which will provide loans in the form of collateralized debt instruments, typically in the form of secured promissory notes, to farming operations.

The Company has not yet generated any revenue and has a no operating history. These conditions raise substantial doubt about the Company’s ability to continue as a going concern and our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the period ended October 14, 2020. We expect to generate net income from the difference between the interest rates we charge borrowers or otherwise make from our permissible investments.

Recent Developments

COVID-19

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2020 (COVID-19) which in March 2020, has been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows.

Possible areas that may be affected include, but are not limited to, a decline in the demand for loans by potential borrowers or higher default rates by borrowers, and unavailability of professional services and other resources. In addition, the employees of affiliated companies that provide services to us could be medically or mentally affected by the pandemic and may be required to work remotely. This situation could cause of reduction in productivity or the inability to complete critical tasks for the Company.

The entire actual effects of the spread of COVID-19 are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of COVID-19, if it continues, may cause an overall decline in the economy as a whole and therefore may materially harm our business, results of operations and financial condition

As of the date of this filing, the Company has not experienced significant impact related to the COVID-19 pandemic.

Members of our company

Members of our company include owners of shares of our company or shares of our series.

An investor who has purchased shares in one of our series in this Offering will become an “Economic Member” of our company (as defined in our operating agreement). No Economic Member, in its capacity as such, will participate in the operation or management of the business of our company or any series, nor transact any business in our company or any series.

Managers of our company

As set forth in its operating agreement, StartEngine Loans Fund I LLC has two Managers – a Managing Member, and an Administrative Manager.

Managing Member

StartEngine Assets, LLC, a Delaware limited liability company formed on May 18, 2020 is the Managing Member of our company, As Managing Member, it has the full power and authority to do, and direct other Managers of our company or series to do, any and all things it determines to be necessary or appropriate to conduct the business of our company and each series, without the consent of our Economic Members.

In the event of the resignation of our Managing Member of its rights, obligations and respective title as a Managing Member, the non-resigning Managers of our company will nominate a successor Managing Member and the vote of a majority of the shares held by Economic Members will be required to elect a successor Managing Member.

Holders of shares in each series have the right to remove the Managing Member, by a vote of two-thirds of the holders of all shares in each series (excluding our Managing Member), in the event our Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company. If so convicted, our Managing Member shall call a meeting of all of the holders of every series of shares within 30 calendar days of such non-appealable judgment at which the holders may vote to remove our Managing Member as Managing Member of our company and each series. If our Managing Member fails to call such a meeting, any interest holder will have the authority to call such a meeting. In the event of its removal, our Managing Member shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve our company (and therefore each series), the liquidation provisions of the operating agreement shall apply (as described in “Securities Being Offered—Liquidation Rights”). In the event our Managing Member is removed as Managing Member of our company, it shall also immediately cease to be Managing Member of each series.

Administrative Manager

StartEngine Assets LLC is also the Administrative Manager of our company. As the Administrative Manager, StartEngine Assets, LLC will be the investor liaison to our company, and will, among other things, assist with communications to our investors, provide shareholder services to our investors, and handle the distributions of dividends, and overseeing our shareholder records. StartEngine Assets, LLC will coordinate with its affiliates who will serve our company in various capacities, including StartEngine Secure LLC, who will act as our transfer agent, StartEngine Primary LLC, who, through its alternative trading system, StartEngine Secondary LLC, who will facilitate resales of our shares, and StartEngine Crowdfunding Inc. that owns and operates an online investment platform www.startengine.com where investors will be able to purchase shares of our series.

Other Management Provisions

The Managing Member will generally not be entitled to vote on matters submitted to the holders of our shares.  Our Managing Member will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as Managing Member.

The operating agreement further provides that our Managing Member, in exercising its rights in its capacity as the Managing Member, will be entitled to consider only such shares and factors as it desires, including its own shares, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of shares or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that our Managing Member will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Series of the Company

The Managing Member of our company may, at any time and from time to time cause the Company to establish in writing (each, a “Series Designation”) one or more series of the company. The terms and conditions for each Series established will be set forth in the Series Designation, as applicable, for the series, and the Series Designation will, upon approval by the Managing Member, become a part of our operating agreement.

The Series Designation establishing a series may:

(i)	specify a name or names under which the business and affairs of such series may be conducted;

(ii)	designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of shares of such series and the Members of that series

(iii)	designate or authorize the designation of specific officers of a series.

In the event of a conflict between the terms and conditions of our operating agreement and a Series Designation, the terms and conditions of the Series Designation will control.

Each of the Series of our company operates as if it were a separate limited liability company.

Managers of our Series

Our operating agreement requires that each series of our company have an Asset Manager and Administrative Management, which will be set forth in the applicable Series Designation of a series of our company (the terms of which are set by our Managing Member.) The Managing Member is also the Managing Member of each series, but does not intend to govern the day-to-day operations of any series of our company.

Asset Manager

The primary duty of the Asset Manager is to manage the underlying assets related to its series. The Asset Manager has sole authority and complete discretion origination, servicing, acquiring, management of each debt instrument representing the underlying asset held by a series and to take any action that it deems necessary or desirable in connection therewith. It also is responsible for directing or performing the day-to-day business affairs of a series, including identifying assets for acquisition.

Administrative Manager.

Each series must also have an Administrative Manager. Unless otherwise noted in the Series Designation for a particular series, StartEngine Assets, LLC will serve as the Administrative Manager for each series, and will perform substantially the same services as it does for our company.

Our Managing Member has delegated to the series Managers broad asset management and operational powers over the series. In these capacities, the series Managers of a particular series will (among other things):

•	Oversee overall investment strategy, such as investment selection criteria and asset disposition strategies;

•	Serve as the investment and financial manager with respect to sourcing, underwriting, acquiring, financing, originating, servicing, investing in, redeveloping and eventually selling a diversified portfolio of the series assets;

•	Manage and perform the various administrative functions necessary for the day-to-day operations and management of the series assets;

•	Provide or arrange for administrative services, legal services, office space and other overhead items necessary for and incidental to acquisition, management and disposition of series assets;

•	Maintain reporting, record keeping, internal controls and similar matters with respect to the series assets in a manner to allow our company to comply with applicable law, including the requirements of under Section 18-215 of the LLC Act;

•	Monitor and evaluate the performance of the investments, provide daily management services and perform and supervise the various management and operational functions related to the series assets;

•	Formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement and marketing of investments on an overall portfolio basis;

•	Recommend distribution policies for each series to the Managing Member and, subject to approval by the Managing Member, authorize distributions from time to time; and

•	Manage communications with Economic Members.

Other Rights of our Managers

No Managers or any of their Affiliates who hold any shares of any series of the company will be entitled to vote on matters submitted to the shareholders.

Our operating agreement further provides that each Manager of the company or a series, in exercising its rights in its capacity as a Manager, will be entitled to consider only such shares and factors as it desires, including its own shares, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of shares or any of the shareholders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that our Managers will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Advisory Board

Our Managing Member may establish an advisory board comprised of experts in a particular industry to provide guidance and strategic advice to our company, or a particular series of our company. For our company, this may be advising on the creation of a particular series with a new asset class focus. For our series, this may be assisting in identifying, acquiring, and managing the particular assets of that series, or advising on other general business matters.

Members of the Advisory Board will not be Managers or officers of our company or any series and will not have any fiduciary or other duties to the shareholders of any series.  They will not be entitled to compensation by our company or any series in connection with their roles as members of the Advisory Board, but our company or any applicable series will reimburse a member of the Advisory Board for any out of pocket expenses or t5rtt5tactually incurred by it or any of its affiliates on behalf of our company or series.

Operating Expenses

Each series will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as “Operating Expenses”):

•	any fees and expenses incurred in connection with the evaluation, discovery, investigation, development, financing, acquisition and sale of assets (i.e. debt instruments) of a series;

•	forming and operating subsidiaries; due diligence fees (including appraisal, research of general due diligence fees for assets that are not ultimately acquired);

•	costs incurred to present any investment opportunities;

•	brokerage and sales fees and commissions;

•	the acquisition, ownership, management, financing, hedging of interest rates on financings, or sale of assets of a series;

•	meetings with or reporting to the Managing Member or relevant Asset Manager;

•	any and all third-party charges and out-of-pocket costs and expenses incurred in connection with the management of the assets of a series.

•	any third-party charges and out-of-pocket costs and expenses incurred in connection with preparing any reports and accounts of each series of shares, including any blue sky filings required in order for a series of shares to be made available to investors in certain states and any annual audit of the accounts of such series of shares (if applicable) and any reports to be filed with the SEC;

•	any and all insurance premiums or expenses, including directors and officer’s insurance covering for indemnified persons;

•	any withholding or transfer taxes imposed as a result of any transaction in its investments or on its or our company’s income or distributions;

•	any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;

•	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series, the Administrative Manager or the Asset Manager in connection with the affairs of our company or a series;

•	the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;

•	all custodial fees, costs and expenses in connection with the holding of a series asset or shares;

•	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Managing Member in connection with a series;

•	the cost of the audit of our company’s annual financial statements and the preparation of its tax returns and circulation of reports to Economic Members;

•	the cost of any audit of a series annual financial statements, the third party charges, and out-of-pocket costs and expenses incurred in connection with making of any tax filings on behalf of a series and circulation of reports to Economic Members;

•	any indemnification payments;

•	the fees and expenses of our company’s or a series counsel in connection with advice directly relating to our company’s or a series’ legal affairs;

•	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Managing Member or any Manager in connection with the operations of our company or a series; and

•	any similar expenses that may be determined to be Operating Expenses, as determined by the Administrative Manager in its reasonable discretion.

Operating expenses may be paid by the Managers of a series on behalf of the series. If so, the series will reimburse the Managers for such Operating Expenses.

Our Managers will bear their own expenses of an ordinary nature, including, all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such underlying asset, our Managing Member may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which our Managing Member may impose a reasonable rate of interest, and be entitled to the Operating Expenses Reimbursement Obligations, and/or (c) cause additional shares to be issued in the such series in order to cover such additional amounts.

Offering and Formation Expenses

Fees incurred in connection with formation of our company or a series and executing the Offering, such as underwriting (including broker or dealer fees), legal, accounting, escrow and compliance costs related to a specific offering must be borne by that series or our company. To the extent Offering and Formation expenses are paid by Managers of our company or a series, our company or series must reimburse such fees to the applicable Managers who paid such fees.

We anticipate that a total of $95,000 in Offering and Formation Expenses will be incurred on behalf of Series Farm. These expenses will be allocated in accordance with our allocation policy. See “Allocations of Expenses” below for more information on our allocation policy.

Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed shall not exceed 0.50% of the aggregate gross proceeds from an Offering of that series. If the sum of the total unreimbursed amount of such Offering and Formation Expenses, plus new costs incurred since the last reimbursement payment, for that series exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Managing Member and relevant Asset Manager have been reimbursed in full.

Indemnification of our Manager

The operating agreement provides that none of our Managers, or the Managers of any series, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our Managers (including the Managers of our series), members of the Advisory Board, nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Asset Liquidity

The amount of time that a series will hold and manage all its assets will vary depending on the type of loans being made by the applicable series. Liquidity for investors would be obtained through distributions to investors as well as by transferring their shares in a series.

We intend to list our securities on StartEngine Secondary, an alternative trading system or “ATS,” operated by an affiliate of the Managing Member and Administrative Manager of our company, StartEngine Primary LLC.  However, this ATS is a new entrant to the market, and there is no guarantee that there will be frequent trading on the ATS and, specifically, trading of our shares. Further, even if there is trading, there may be no guarantee that anyone would be interested in purchasing the shares you have purchased in this Offering at your desired price or any price at all.

For specific liquidity considerations for the assets of Series Farm, please see the description of “Liquidity” discussion for this series further in this section.

Allocations of Expenses

To the extent relevant, Formation and Offering Expenses, and Operating Expenses and any indemnification payments made by our company will be allocated among the various series in accordance with our Managers’ allocation policy, a copy of which is available to investors upon written request to our Managing Member. The allocation policy requires our Administrative Manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series. If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the NAV of the series (before accounting for the allocated expenses) (“Adjusted NAV”), as reasonably determined by our Administrative Manager or as otherwise set forth in the allocation policy. However, initial offering expenses will initially be allocated to the current series, and then will reallocated based on the number of series that have qualified within one year of our initial qualification. By way of example, as of the date hereof it is anticipated that expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific underlying asset)
Formation and Offering Expenses Incurred Prior to Qualification of the Offering and related to series that have qualified within one year of the qualification date of this offering	Filing expenses related to the submission of regulatory paperwork for a series	Allocatable in equal shares to each series of our company that have qualified within one year of qualification date of this offering

	Legal expenses related to the submission of regulatory paperwork for a series	Allocatable in equal shares to each series of our company that have qualified within one year of qualification date of this offering

	Audit and accounting work related to the regulatory paperwork for a series	Allocatable in equal shares to each series of our company that have qualified within one year of qualification date of this offering

	Escrow agent fees for the administration of escrow accounts related to an offering of a series	Allocable pro rata to the number of escrow accounts on created on behalf of a series during the relevant period

Compliance work including diligence related to the preparation of a series	Allocatable in equal shares to each series of our company that have qualified within one year of qualification date of this offering

Other Formation and Offering Expenses	Filing expenses related to the submission of regulatory paperwork for an amendment to this Offering Circular for a series	Allocatable in equal shares to the series in which they relate.

	Legal expenses related to the submission of regulatory paperwork for a series	Allocatable in equal shares to the series in which they relate.

	Audit and accounting work related to the regulatory paperwork or a series	Allocatable in equal shares to the series in which they relate.

	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of escrow accounts on created on behalf of a series during the relevant period

	Compliance work including diligence related to the preparation of a series	Allocatable in equal shares to the series in which they relate.

Operating Expenses	Insurance	Allocable pro rata to the adjusted NAV of underlying assets
	Sourcing Due Diligence Preparation of marketing materials	Allocable pro rata to the number of underlying assets Allocable pro rata to the number of underlying assets Allocable pro rata to the adjusted NAV of the relevant series
	Appraisal and valuation fees	Allocable pro rata to the number of underlying assets

	Custodial fees	Allocable pro rata based on the value for the underlying assets that it relates
	Loan Maintenance	Allocable pro rata based on the value for the underlying assets that it relates

Ongoing reporting requirements (e.g. Reg A+ or Exchange Act reporting)	Allocable pro rata on the adjusted NAV of the series

	Audit, accounting and bookkeeping related to the reporting requirements of the series	Allocable pro rata on the adjusted NAV of the series

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata on the value of each underlying assets to which the payments relate

Notwithstanding the foregoing, our Managers may revise and update the allocation policy from time to time in its reasonable discretion without further notice to investors.

Tax Matters

Our company intends to elect for each series of shares in the company to be taxed as a “C” corporation under Subchapter C of the Internal Revenue Code of 1986, as amended, and expects that each series will be treated as a corporation for all federal and state tax purposes. Thus, each series of shares will be taxed at regular corporate rates on its income, including any gain from the assets that will be held by each series, before making any distributions to shareholders

The Company has designated one series as of the date of this Offering Circular, which is described below.

SERIES FARM

(In this section, unless the context otherwise requires, “we,” “us,” “our,” or “the series” refers to Series Farm).

Overview

Series Farm is engaged in the business of making secured loans to agriculture businesses. We aim to provide capital to specialty farmers and ranchers who are underserved by the traditional agriculture banking system. Our mission is to facilitate capital raises for small to medium-sized farmers and ranchers practicing sustainable and ecologically-sound agriculture while providing investors streamlined access to attractive, low-risk opportunities in production farming.

The primary purpose of the series is to provide financing to farmers and ranchers to make investments and/or help them operate their farm business. The series focuses on lending to farmers practicing sustainable and ecologically-sound agriculture. We seek to preserve capital and produce attractive short to mid-term returns. To achieve this goal, the series will seek to finance farmers outside the focus of the traditional agricultural lending market, targeting borrowers with existing farming experience who use sustainable practices and have defined products offerings and direct sales channels.

Loans will be made to farming operations located within the United States only. Key factors in determining the viability of a project are the experience of a farmer or rancher and the size of the local market for high-quality, sustainable agricultural products that these farmers produce.

Selection Criteria

Guidelines for Making Loans

Through our Asset Manager, Harvest Returns, Inc., we will exclusively originate, administer, and service loans on behalf of the series in accordance with detailed guidelines provided by the series, which are summarized below.

•	Sector: Agriculture.

•	Geography: United States only.

•	Farm Type: Varied, including, among others, fruit and vegetable, livestock, poultry and dairy. Small-to-Medium in size.

•	Loan Type: Collateralized debt instruments, typically in the form of secured promissory notes. The collateral will generally consist of the assets of the farming operation, such as livestock, produce, and equipment. Loans are recorded with UCC filings in appropriate states.

•	Loan Size: $500,000 - $2,000,000. The series may consider larger loans, but generally will not invest less than $500,000.

•	Interest Rates: 8-10% annual interest. We may consider interest rates below or above these parameters, depending on the unique circumstances of each project.

•	Borrower Equity: 15%+ as a percentage of the total project cost, although the series may make exceptions in unique circumstances.

•	Term: 4 months to 3 years.

•	Farming Practices: Sustainable and regenerative, using techniques that protect the environment, public health, human communities, and animal welfare. Organic farming practices preferred.

•	Farming Experience: Borrowers should have at least 3 years of experience in their particular farming operation.

•	Due Diligence: Business, financial, and legal review of borrower. We reserve the right to engage third-party services and consultants to assist with due diligence.

Borrowers’ Use of Funds

Generally, borrowers will use loan proceeds to make investments in their property, including but not limited to, amending soil; installing utilities, fences, irrigation systems and hoophouses/greenhouses; purchasing equipment; establishing storage, acquiring livestock; and processing and transporting farm goods. The permitted uses of loan proceeds by a borrower is set out in the loan agreement, which is entered into between the series and the borrower before any proceeds are distributed to the borrower.

Liquidity of Series Farm Assets

The loans we intend to make will generally accrue 8-10% annual interest, paid quarterly, with a term of 4 months to 3 years. As such, we intend to make distributions from amounts received by us on a quarterly basis, unless a borrower is late on repayment, or does not repay at all. If we are required to seize the assets of a borrower to recoup our investment, it may take significantly more time for us to make distributions to shareholders.

Our Asset Manager

Our Asset Manager, Harvest Returns, Inc., will originate, act as administrative agent for, and service each loan that we make to the agricultural operations in which we choose to invest. Harvest Returns, Inc. was established in 2016 by two military veterans to bring agricultural producers together with investors. Harvest Returns, Inc. and its management team have extensive management experience in a variety of industries including agriculture, commercial real estate, information technology, and investing. We believe our Asset Manager’s knowledge and expertise of the agricultural industry combined with these other industries make it uniquely suited to identify quality investment opportunities on behalf of the series. On occasion, the Asset Manager may contract additional resources to support due diligence on potential investments.

Industry Overview and Market Opportunity

The series believes that while demand for sustainable agricultural products has grown significantly over the last decade, there exists a financing gap for small-to-medium scale operators focused on non-commoditized farm products. The series believes that these market inefficiencies provide opportunities for investors while supporting sustainable agricultural practices, networks, and markets.

In 2015, the USDA reported that 90% percent of U.S. farms were small family operations with under $350,000 in annual gross cash farm income (GCFI)—a measure of revenue that includes sales of crops and livestock, Government payments, and other farm-related income. These small farms, however, only accounted for 24% of the value of production, according to the data reported by the USDA.

The series targets small-to-medium sized grass-fed livestock producers. Grass-fed beef is a growing industry both globally and domestically. The U.S. grass-fed beef market increased over 15% year over year through mid 2019 with over 1,600% in combined market growth since 2012.

Additionally, the series focuses on investing in farms practicing sustainable agriculture, including other desirable characteristics including organic produce, humane livestock raising, and quality practices (i.e. grass-fed cattle). We expect the market for the kinds of products these farms produce to continue to grow due to increasing consumer demand for high quality agricultural products and the importance of ecologically-sound agriculture in environmental policy. As such, we believe there is, and will continue to be, ample quality investments that we will be able to capitalize on for the benefit of our investors.

Competition

The series will face competition from other individuals or entities financing land for agricultural use in the United States, including USDA Farm Service Agency (“FSA”) and Farm Credit. FSA offers financing to family-sized farmers and ranchers. Farm Credit is a nationwide network of lending institutions owned by its customers.

Existing agricultural lenders have significantly more resources than the series, but we believe they are limited in their flexibility. USDA is an extension of the federal government, with significant funding capacity and a low cost of capital. Nevertheless, USDA lending programs are set by legislation and rigorous rulemaking, so if a borrower does not fit within USDA program requirements, adjustments often cannot be made to accommodate a borrower’s specific circumstances.  Other existing non-governmental agricultural lenders, such as banks or credit unions, have more flexibility than the USDA, but are still bound by restrictive lending rules and do not focus solely on small-to-mid size, sustainable, diversified farming.

Employees

The series does not currently have any employees.

Intellectual Property

The series does not own any patents, copyrights or trademarks.

Legal Proceedings

The series and its executive officers are not currently a party to any legal proceedings.

Government Regulation

Environmental Regulations

Federal, state and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions that directly impact the management, development, use, and/or sale of real estate and agricultural land. Such laws and regulations tend to discourage activities with respect to some farming operations, and may therefore adversely affect us specifically, and the agriculture industry in general. If any hazardous substances are found at any time on the properties of the Borrower, the Borrower may be held jointly and severally liable for all cleanup costs, fines, penalties and other costs regardless of whether they owned the property when the hazardous substances were discovered. Further, the Borrower may also be held responsible for the entire payment of the liability if it is subject to joint and several liability and the other responsible parties are unable to pay.  The Borrower may also be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site, including the presence of asbestos-containing materials. Any of these occurrences could significantly harm the Borrower’s business and the value of the assets securing the loans we provide to such Borrowers, which could harm our ability to generate returns on our investment, or result in a total loss of our investment in a borrower. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner that could adversely affect us, such as extending liability to lenders that have financed a Borrower’s operations where such hazardous materials are found.

Other Laws and Regulations

The series’ borrowers are required to operate the Properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to our Properties. Our borrowers are also required to comply with labor laws and laws which prohibit unfair and deceptive business practices with consumers.  The Properties are also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning real estate transactions in general. These laws may result in delays if the Properties are re-developed. Additionally, these laws might cause our borrowers to incur substantial compliance and other costs and adversely affect their ability to repay our loans.  The series may decide to lend borrowers additional funds to enable them to comply with those requirements and these expenditures could have a material adverse effect on our ability to pay dividends to stockholders at historical levels or at all.

THE COMPANY’S PROPERTY

We do not own or lease any real estate, office space or significant tangible assets.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

StartEngine Loans Fund I LLC was formed on October 14, 2020 and our company’s headquarters are in Los Angeles, California.

The purpose of our company shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) make loans to small businesses and, to exercise all of the rights and powers conferred upon our company and each series with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

Emerging Growth Company

Upon the completion of our initial offering, we may elect to become a public reporting company under the Exchange Act. We will qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three year period.

Operating Results

Revenues are generated at the series level. As of October 14, 2020, our inception date, no series has generated any revenues. Our underlying assets are not expected to generate any revenues until 2021.

We had $7,500 worth of operating expenses for the period ended October 14, 2020. Each series will be responsible for its own operating expenses, such as loan underwriting and due diligence costs beginning on the closing date of the offering of such series. Each series will also be responsible for reimbursing its Asset Manager and the Managing Member for Offering and Formation expenses paid by such managers on behalf of the applicable series.

Liquidity and Capital Resources

As of December 31, 2020, neither our company or any series had any cash or cash equivalents and had no financial obligations.

Plan of Operations

We are a newly organized company and since inception have worked on organizational and development matters. No series of our company has commenced operations, is capitalized or has any assets or liabilities. We intend for each series to start operations at the time of the initial closing of each applicable offering.

Each series intends to generate revenues as described in the “The Company’s Business” section of this Offering Circular. If we raise at least $500,000 in the first two quarters of 2021, we expect we may generate enough revenues in fiscal year 2021 from the underlying assets to make distributions of dividends before the end of 2021. See “The Company’s Business—Operating Expenses” for additional information regarding the payment of Operating Expenses.

We believe that the proceeds from the offerings will satisfy our cash requirements for the next six months to implement the foregoing plan of operations.

Series Farm

Series Farm is a newly organized series and since inception have worked on organizational and development matters. To date, the Managing Member and the Asset Manager for Series Farm, Harvest Returns, Inc., has contributed funds to us to pay our Offering and Formation expenses. We have not generated any revenues and we are dependent on the proceeds from this offering to implement our business model. All Offering and Formation expenses must be reimbursed to the Managers that have loaned these funds to the Company. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed shall not exceed 0.50% of the aggregate gross proceeds from an Offering of that series. If the sum of the total unreimbursed amount of such offering and formation expenses, plus new costs incurred since the last reimbursement payment, for that series exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Managing Member and relevant Asset Manager have been reimbursed in full.

For the twelve months following the commencement of the offering, Series Farm will seek to sell its series shares and use the proceeds from its offering to make loans in the form of asset-based debt instruments to farming operations, and other permissible activities in accordance with our business model.

In order to operate Series Farm for 12 months, we estimate that $2,000 in funds will be required to cover our basic expenses – but this would not be enough to generate any revenues on behalf of Series Farm. The source of such funds is anticipated to be approximately the net proceeds from the offering, after paying expenses and reimbursements. If we fail to generate $5,000,000 from our sales of Series Farm shares, we may not be able to fully carry out our plan of operations.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Managers

Our company operates under the direction StartEngine Assets, LLC, our Managing Member and our Administrative Manager (our “Managers”). The Managing Member has the power and authority to act as necessary to further the purpose of our company, which is to originate, service, acquire and maintain loans. The Administrative Manager employed is responsible for directing or performing the day-to-day business affairs of the company, and, as applicable, of series of our company.

The Managing Member has delegated to the Asset Manager of our series the responsibility of directing the operations of the applicable a series, directing the series’ day-to-day affairs, and implementing the series’ investment strategy. The Asset Manager (and the Administrative Manager, as applicable) is responsible for originating, servicing, acquiring and maintaining loans and other debt instruments to businesses. The Asset Manager for Series Farm is Harvest Returns, Inc.

Our Managing Member will establish an Advisory Board that will assist our company in its business decisions (such as the creation of a new series) and will assist our series in making decisions with respect to all originations, servicing, acquisitions, and maintenance of loans or other debt instruments provided by the series to businesses. Our Managers are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow guidelines adopted by our Managers and implement policies set forth in the operating agreement unless otherwise modified by our Managers. Our Managers may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our Managing Member may change our objectives at any time without approval of our interest holders. Our Managers have no track record and are relying on the track record of its individual officers, directors and advisors.

Our Managers performs their duties and responsibilities pursuant to the operating agreement. Our Managers maintain a contractual, as opposed to a fiduciary relationship, with us and our interest holders. Furthermore, we have agreed to limit the liability of our Managers and to indemnify our Managers against certain liabilities.

The responsibilities of our Managers and the Managers of a particular series, comprised of an Asset Manager and the Administrative Manager are summarized below. Capitalized terms used in this summary that are not defined shall have the meanings set forth in the company’s operating agreement.

Investment Advisory, Asset Management and Disposition Services. (Asset Manager)

•	oversee the overall investment strategy approved by the Managing Member, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;
•	serve as the investment and financial manager with respect to sourcing, underwriting, acquiring, financing, originating, servicing, investing in, redeveloping and eventually selling a diversified portfolio of assets as specified in the respective series;
•	manage and perform the various administrative functions necessary for the day-to-day operations and management of the series Assets;
•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to acquisition, management and disposition of the series Assets;
•	maintain reporting, record keeping, internal controls and similar matters with respect to the series Assets in a manner to allow our company to comply with applicable law, including the requirements of Under Section 18-215 of the LLC Act;

•	structure the terms and conditions of acquisitions, sales and joint ventures to be approved by the Managing Member;
•	obtain market research and economic and statistical data in connection with the investments and investment objectives and policies;
•	oversee and conduct due diligence processes related to prospective investments;
•	maintain all appropriate books and records with respect to the series Asset and on a per series and, if there is only one Asset Manager, on a Company wide basis, maintain accounting data and any other information concerning the activities as shall be required to prepare and file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;
•	subject to the approval of the Administrative Manager, oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters.

Offering and Resale Services. (Administrative Manager)

•	the development of any offering of by a series, including the determination of the specific terms of the securities to be offered, preparation of all offering and related documents, and obtaining all required regulatory approvals of such documents;
•	the preparation and approval of all marketing materials to be used by our company, the respective series or others relating to an Offering;
•	the facilitation of a secondary market including entering into of listing agreements with any National Securities Exchange or over-the-counter market and the delisting of some or all of the shares from, or requesting that trading be suspended on, any such exchange or market; and preparing and filing any documents and seeking the appropriate approval, if required, for compliance with federal and state securities laws, including Blue Sky requirements

Accounting and Other Administrative Services. (Administrative Manager)

•	manage and perform the various administrative functions necessary for the day-to-day operations;
•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the business and operations, including for the series Asset and the services described in 5.02(a) if requested by the Asset Manager;
•	arrange for auditors and oversee the audit process on the accounting data and any other information concerning the activities as shall be required to prepare and file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;
•	maintain all appropriate books and records including accounting for the assets of our company and each of the series separately;
•	evaluate and obtain adequate insurance coverage for our company based upon risk management
•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow our company to comply with applicable law, including the requirements of Under Section 18-215 of the LLC Act.

Shareholder Services. (Administrative Manager)

•	Recommend distribution policies for each series to the Managing Member and, subject to approval by the Managing Member, authorize distributions from time to time;

•	manage communications with shareholders of a series, including answering phone calls, preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing shareholder support and services

Directors, Executive Officers and Key Employees of our Manager

The authority and functions of the Managing Member, on the one hand, and of the Asset Managers, on the other hand, are be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The following table sets forth the name and position of each of the current executive officers, directors and significant employees of our Managing Member, Administrative Manager, and Asset Managers.

Managing Member & Administrative Manager – StartEngine Assets, LLC

Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part- time employees
Johanna Cronin	Manager	31	May 2020	N/A

Johanna Cronin, Manager

Johanna Cronin is the Manager of StartEngine Assets, LLC, and is responsible for managing the operations of StartEngine Assets, LLC. Johanna Cronin is also currently the Chief Marketing Officer at StartEngine Crowdfunding, Inc. She was the first employee at StartEngine Crowdfunding when she joined in 2014. Prior to that she served as an SEM analyst, managing paid media budgets and purchasing media placements for small businesses, for Dex Media, Inc. from March 2012 until March 2014. Johanna received her Bachelor of Arts from Northwestern University, where she was a psychology major with a Spanish minor.

Asset Manager – Series Farm – Harvest Returns, Inc.

Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part- time employees
Chris Rawley	Chief Executive Officer	51	January 2019	N/A
Austin Maness	Chief Operating Officer	41	January 2019	N/A

Chris Rawley, Chief Executive Officer

Chris Rawley is the founder and CEO of Harvest Returns, a FinTech marketplace for investing in agriculture. He formed the company initially in 2016 as an LLC, and then subsequently converted the Company into a Delaware corporation.

While serving as a career naval officer, Mr. Rawley visited dozens of war-torn and poverty stricken countries and began to appreciate the importance of agriculture to every single person on earth. As a professional investor with this new found appreciation, he decided to invest in a farm, but quickly discovered that these types of assets were inaccessible to the average person. The problem drove him to create Harvest Returns in 2016 to democratize investments in agriculture.

Prior to 2016, Mr. Rawley held corporate management roles in Jones Lang LaSalle, Electronic Data Systems, L-3 Communications, and served as a defense consultant at Special Operations Command with Blackbird Technologies. He has invested in real estate and income-producing agriculture for nearly two decades. Mr. Rawley is an angel investor in early stage agriculture and food companies, including the Indian agriculture FinTech company Jai Kisan. He serves on the advisory board of the AgTech start-up AgroFides, which he joined in April 2019.

As a Captain in the United States Navy Reserve, Mr. Rawley is Chief of Staff for the Naval Reserve Surface Forces, helping to oversee 3,800 sailors supporting fleet units around the world. During his 28 year military career, Mr. Rawley has filled a variety of leadership positions in naval, expeditionary, and joint special operations units afloat and ashore. He has deployed to Afghanistan, Iraq, throughout Africa, the Middle East, and Western Pacific.

Mr. Rawley has a degree from Texas A&M University, earned an MBA at George Washington University, and is a graduate of the U.S. Naval War College.

Austin Maness, Chief Operating Officer

Austin Maness joined Harvest Returns at its inception in 2016. As Chief Operating Officer, he manages all facets of the company’s logistics, deal pipeline, and human resources. His passion for investing in farming opportunities comes from early-life experiences, as some of Austin's greatest memories were summers spent as a kid working with his grandparents on their small farm.

During his ten year career as an US Army Officer which began in 2004, he served at several levels of command, from tactical to strategic operations. While deployed to Iraq and Afghanistan, Mr. Maness conducted countless combat operations as well as cultivated relationships with local governing officials in support of mission objectives. Mr. Maness managed a $65 million, non-lethal support program in southern Turkey for the US Department of State in support of the moderate Syrian armed opposition, working with senior government officials and suppliers to provide materiel support to rebel forces. He also developed and cultivated an advance network of local activists to provide time-sensitive information to US agencies.

Prior to joining Harvest Returns in 2016, Mr. Maness was a consultant for Creative Associates International from September 2013 to June 2015. Because of his passion and participation in motorsport events, Mr. Maness serves as the Regional Director for Team Shelby, the social marketing arm of Shelby American Inc.

Mr. Maness earned a Bachelor's degree from Texas A&M University and completed a Masters at Kansas University.

Advisory Board

The Advisory Board will be at the company level and has specific responsibilities. Each Series may also develop their own networks of advisors. Though these advisors may provide a pivotal role in a given Series, such advisors will not have a formal responsibilities and obligations to the company.

Responsibilities of the Advisory Board

The Advisory Board will support our company, our Asset Manager and our Administrative Manager and will consist of the Managers’ expert network and external advisors. It is anticipated that the Advisory Board will review our relationship with, and the performance of, our Managing Member, and generally approve the terms of any material or related-party transactions. In addition, it is anticipated that the Advisory Board will be responsible for the following:

●	Consulting on the creation of a new series of our company, or engaging a new Asset Manager for such series;
●	approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

●	evaluating all asset acquisitions;

●	evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of our company and our interest holders;

●	providing guidance with respect to the appropriate levels of insurance costs specific to each individual asset;

●	provide guidance with respect to, material conflicts arising or that are reasonably likely to arise with a Manager, on the one hand, and our company, a series or the shareholders, on the other hand, or our company or a series, on the one hand, and another series, on the other hand;

●	approving any material transaction between our company or a series, on the one hand, and our Managing Member or any of its affiliates, another series or a shareholder, on the other hand, other than for the purchase of shares;

●	reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to our interest holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to interest holders are in accordance with our policies; and

●	approving any service providers appointed by our Managing Member in respect of the underlying assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to our company and its interest holders and not a breach of any duty at law, in equity or otherwise. The members of the Advisory Board will not be Managers or officers of our company or any series and will not have fiduciary or other duties to the interest holders of any series.

Compensation of the Advisory Board

Our Managing Member may compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, it is anticipated that their costs will not be borne by any given series of shares.

Members of the Advisory Board

The Managers of our series have already established an informal network of expert advisors for Series Farm who support our series in asset acquisitions, valuations and negotiations, but we have not yet established a formal Advisory Board.

MANAGEMENT COMPENSATION

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our company. The manager of our Managing Member manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired investments and monitors the performance of these investments to ensure that they are consistent with our investment objectives. This individual receives compensation for her services, including services performed for us on behalf of our Managing Member, from our Managing Member. Although we will indirectly bear some of the costs of the compensation paid to this individual, through fees we pay to our Managers, we do not intend to pay any compensation directly to these individuals.

Compensation of Managers

Our Managers will receive a Service Fee and Asset Management Fee, described below.

Service Fee

For each calendar year, each series shall pay the Managers a service fee (the “Service Fee”). The Service Fee may be set by the Series Designation. If it is not set forth in the Series Designation, the Service Fee will be equal to 50% of the Free Cash Flow remaining after payment of the Preferred Return of that series (half of which will go to the Asset Manager of that series, with the remaining half going to the Administrative Manager), after the Economic Members have received distributions of the full amount of their Preferred Return that has accrued for that year and prior years.

For Series Farm, the Service Fee is not set by its Series Designation, and therefore, the Service Fee will be as set forth above.

Asset Management Fee

On a quarterly basis beginning on the first quarter end date following the one year anniversary of the formation date of a series, each series shall pay an asset management fee equal to an annualized rate of 0.25% of the net asset value of such series at the end of each prior annual period to each of its Asset Manager and its Administrative Manager (an “Asset Management Fee”). Initially, the Asset Management Fee will be based on the amount of cash invested by shareholders in the series as of the end of each quarter rather than the net asset value of the series. Series Farm will begin to use net asset value as the base on the first day after one (1) year and one (1) quarter have passed since the date of the qualification of the offering statement of which this Offering Circular forms a part.

Our Managers will also receive reimbursement for costs incurred relating to this offering and other offerings (e.g., Offering & Formation Expenses) and will also be reimbursed for any Operating Expenses paid on behalf of a series.

The specific compensation structures of Series Farm are summarized below.

Series Farm

In Series Farm, after payments of all fees and expenses (including the Asset Management Fee), the Free Cash Flow of Series Farm will be distributed to as follows:

•	First, to the Economic Members of the series until the Preferred Return has been paid (including any amounts accrued from the Preferred Return from previous years);
•	Second, 50% of such remaining Free Cash Flow will be paid to the Economic Members in proportion to the number of Series Farm Shares owned by such Economic Members;

•	Third, the remaining Free Cash Flow will be paid in equal shares to the Asset Manager and Administrative Manager (as the Service Fee).

By way of example: Series Farm has a 5% Preferred Return. A total of $100 has been invested in Series Farm in Capital Contributions and Series Farm has $8 in Free Cash Flow, the payments will be: $6 to the Economic Members ($4 for the Preferred Return and $2 from the remaining (Free Cash Flow) and $1 to each of the Asset Manager (Harvest Returns, Inc.) and Administrative Manager, for the Service Fee.

Neither our Managing Member nor its affiliates will receive any selling commissions or dealer manager fees in connection with any offering. See “Plan of Distribution and Selling Securityholders—Fees and Expenses” and “Use of Proceeds” for further details.

To date, no Manager of our company or of its series has received any compensation.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Upon designation of each series, our Managing Member was granted a single share in each series and became the initial member holding 100% of the then outstanding shares of each series.

The address for all our Managers is c/o StartEngine Assets LLC, Burbank, Suite 1200, CA 91505.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

None.

SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, the operating agreement, attached hereto as Exhibit 2.2, and the subscription agreements, attached hereto as Exhibit 4, relating to the purchase of the shares offered hereby. Capitalized terms used in this summary that are not defined shall have the meanings ascribed thereto in the operating agreement.

Description of Shares

Our company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of the shares offered hereby is an investment only in the particular series and not an investment in our company as a whole. In accordance with the LLC Act, any series of shares established by our company will be a separate series of limited liability company shares of our company and not in a separate legal entity. We have not issued, and will not issue, any class of shares entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing shares in connection with this offering.

Title to the underlying assets will be held by, or for the benefit of, the applicable series. We intend that each series will own its own underlying assets, which will be loans and other debt instruments issued to businesses by the applicable series. An investor who invests in an offering will not have any indirect interest in any asset other than the underlying assets related to the applicable series unless the investor also participates in a separate offering associated with that other underlying asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, our company expects our Managers to maintain separate, distinct records for each series and its associated assets and liabilities. As such, the assets of a series include only the loans to businesses associated with that series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our company’s liabilities.

Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security shares, and sue and be sued.  We intend for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant underlying assets will be held by, or for the benefit of, the relevant series.

All of the shares offered by this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the shares, as determined by our Managing Member, the holders of the shares will not be liable to our company to make any additional capital contributions (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Holders of the shares offered hereby have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any shares and no preferential rights to distributions.

In general, the holders of each series of our shares (which may include Managers of our company , Managers of a series, their affiliates, or other third parties to which our Managing Member issues shares) will (i) receive a Preferred Return at a rate set forth in the applicable Series’ Designation; and (ii) participate in the available Free Cash Flow derived from the underlying assets related to the series, less any Service Fees payable to our Managers (as described in “—Distribution Rights” below). Our Managing Member may sell its shares from time to time.

Each series will use the proceeds of its offerings to pay certain fees and expenses related to its formation and the offering (please see the “Use of Proceeds” section for further details regarding the use of proceeds for each offering). An investor in each offering will acquire an ownership interest only in the applicable series and not, for the avoidance of doubt, in (i) our company, (ii) any other series of shares, (iii) our Managing Member or Administrative Manager, or (iv) any underlying asset owned by any series. Although our shares will not immediately be listed on a stock exchange and a liquid market in our shares cannot be guaranteed, we intend to list our securities on StartEngine Secondary, an alternative trading system or “ATS,” operated by an affiliate of our Managing Member.

Distribution Rights

For each series, our Managing Member intends to declare and pay distributions to the shareholders of that series equal to:

•	a return on their investment (a “Preferred Return”); and
•	Any Free Cash Flow (defined below) remaining after distributions of the Preferred Return and any Service Fee paid to the Managers.

The rate of the Preferred Return will be specific to each series of our company (as set forth in the applicable Series Designation). For Series Farm, the rate of Preferred Return will be 5%. For each calendar year, each series shall pay the Managers the Service Fee. The Service Fee may be set by the Series Designation. If it is not set forth in the Series Designation, the Service Fee will be equal to 50% of the Free Cash Flow remaining after payment of the Preferred Return of that series (half of which will go to the Asset Manager of that series, with the remaining half going to the Administrative Manager), after the Economic Members have received distributions of the full amount of their Preferred Return that has accrued for that year and prior years. For Series Farm, the Service Fee is not set by its Series Designation, and therefore, the Service Fee will be as set forth above.

Distributions of Preferred Return will be paid out of the available “Free Cash Flow” of a series, which consists of the net income (as determined under GAAP) generated by such series (before accounting for the Service Fee) plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses and/or and amounts that were previously retained as cash reserves that, during such period, the Managing Member determines are no longer needed by our company) and less any capital expenditures related to the underlying assets related to such series. Any amounts of Free Cash Flow remaining after payment of the Preferred Return and Service Fee will be distributed on a pro-rata basis to shareholders of a series, if available.

Timing and Amount of Distributions

Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each series of shares except as otherwise limited by law or the operating agreement. The Managing Member intends to make distributions on a basis that is appropriate for the underlying assets to the shareholders of a series to satisfy the amount of Preferred Return that has accrued (for the current as well as prior periods). To the extent funds are available, our company intends to pay this Preferred Return monthly. There is no guarantee that there will be sufficient Free Cash Flow of a series to make such Preferred Return payments to shareholders. Any unpaid Preferred Return amounts to shareholders will accrue until shareholders have received the Preferred Return to which they are entitled.

No series will distribute an underlying asset in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company shares with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series.  For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

No Redemption Provisions

No series of our shares are redeemable, except as necessary in order to avoid the assets of our company being deemed “plan assets” under ERISA.

No Registration Rights

There are no registration rights in respect of any series of our shares.

Limited Voting Rights

Our Managing Member is not required to hold an annual meeting of interest holders. The operating agreement provides that meetings of interest holders may be called by our Managing Member and a designee of our Managing Member shall act as chairman at such meetings. Interest holders do not have any voting rights as a shareholder in our company or a series except with respect to:

●	the removal of our Managing Member for cause as described below;

●	the dissolution of our company upon the for-cause removal of our Managing Member; and

●	an amendment to the operating agreement that would:

●	adversely affect the rights of a shareholder in any material respect;

●	reduce the voting percentage required for any action to be taken by the holders of shares in our company under the operating agreement;

●	change the situations in which our company and any series can be dissolved or terminated;

●	change the term of our company (other than the circumstances provided in the operating agreement); or

●	give any person the right to dissolve our company.

Our Managing Member can only be removed as Managing Member of our company and each series in the event our Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company which has a material adverse effect on our company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of our company, as applicable.  The removal of our Managing Member as Managing Member of our company and all series must be approved by two-thirds of the votes that may be cast by all interest holders in any series of our company. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by all interest holders in any series of our company present in person or represented by proxy.

Our Managing Member or its affiliates (if they hold shares) may not vote as a shareholder in respect of any matter put to the interest holders. However, the submission of any action of our company or a series for a vote of the interest holders shall first be approved by our Managing Member and no amendment to the operating agreement may be made without the prior approval of our Managing Member that would decrease the rights of our Managing Member or increase the obligations of our Managing Member thereunder.

Our Managing Member has broad authority to take action with respect to our company and any series. See “Directors, Executive Officers and Significant Employees—The Manager” for more information. Except as set forth above, our Managing Member may amend the operating agreement without the approval of the interest holders to, among other things, reflect the following:

●	the merger of our company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

●	a change that our Managing Member determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●	a change that our Managing Member determines to be necessary or appropriate for our company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

●	an amendment that our Managing Member determines, based upon the advice of counsel, to be necessary or appropriate to prevent our company, our Managing Member, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●	any amendment that our Managing Member determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

●	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;

●	any amendment that our Managing Member determines to be necessary or appropriate for the formation by our company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

●	a change in the fiscal year or taxable year and related changes; and

●	any other amendments which our Managing Member deems necessary or appropriate to enable our Managing Member to exercise its authority under the Agreement.

In each case, our Managing Member may make such amendments to the operating agreement provided our Managing Member determines that those amendments:

●	do not adversely affect the interest holders (including any particular series of shares as compared to other series of shares) in any material respect;

●	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●	are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares may be listed for trading, compliance with any of which our Managing Member deems to be in the best shares of our company and the interest holders;

●	are necessary or appropriate for any action taken by our Managing Member relating to splits or combinations of shares under the provisions of the operating agreement; or

●	are required to effect the intent expressed in this prospectus or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

Furthermore, our Managing Member retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of underlying asset of each series.

Liquidation Rights

The operating agreement provides that our company shall remain in existence until the earlier of the following: (i) the election of our Managing Member to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of our company; (iii) the entry of a decree of judicial dissolution of our company; (iv) at any time that our company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of our company following the for-cause removal of our Managing Member. Under no circumstances may our company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the shares in the profits of our company).

In connection with the liquidation of a series, whether as a result of the dissolution of our company or the termination of such series, all property and Free Cash Flows (excluding any service fee accrued and unpaid) in excess of that required to discharge liabilities that are contingent, condition or unmatured, shall be distributed to the holders of the shares of the series on an equal per share basis.

A series shall remain in existence until the earlier of the following: (i) the dissolution of our company, (ii) the election of our Managing Member to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a series of shares be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the shares in the profits of the series).

Upon the occurrence of any such event, our Managing Member (or a liquidator selected by our Managing Member) is charged with winding up the affairs of the series or our company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or our company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are our Managing Member or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) first, 100% to the interest holders of the relevant series, allocated pro rata based on the number of shares held by each interest holder (which may include our Managing Member, any of its affiliates and which distribution within a series will be made consistent with any preferences which exist within such series) until the interest holders receive back 100% of their capital contribution and second, (A) 10% to our Managing Member and (B) 90% to the interest holders of the relevant series, allocated pro rata based on the number of shares held by each interest holder (which may include our Managing Member, any of its affiliates and which distribution within a series will be made consistent with any preferences which exist within such series).

Transfer Restrictions

Each series of our shares are subject to restrictions on transferability. A holder of shares may not transfer, assign or pledge its shares without the consent of our Managing Member. Our Managing Member may withhold consent in its sole discretion, including when our Managing Member determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that our Managing Member may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of ERISA, (c) a change of U.S. federal income tax treatment of our company and/or such series, or (d) our company, such series or our Managing Member being subject to additional regulatory requirements. The transferring holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by us or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The restrictions on transferability listed above will also apply to any resale of shares via the anticipated secondary platform (e.g., StartEngine Secondary) described above (see “Description of the Business – StartEngine Secondary” for additional information).

Our Managing Member may transfer all or any portion of the shares held by it from time to time, in accordance with applicable securities laws, either directly or through brokers, via StartEngine Secondary, or otherwise.

Additionally, unless and until the shares are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the shares. There can be no assurance that we will, or will be able to, register our shares for resale. Therefore, investors may be required to hold their shares indefinitely. Please refer to the subscription agreement for additional information regarding these restrictions. To the extent certificated, the shares issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing shares, the investor will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to, the operating agreement.  Pursuant to the operating agreement, each investor grants to our Managing Member a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Managing Member the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.

Duties of Officers

The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of each series of shares will be managed under the direction of our Managing Member.  Our Managing Member has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the operating agreement or as may be specified by our Managing Member. Our Managing Member will be appointed as the Asset Manager of each series to manage the underlying assets.

We may decide to enter into separate indemnification agreements with the directors and officers of our company, our Managing Member or our Asset Manager If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to our company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.

Exclusive Jurisdiction

Under Section 15.08 of our operating agreement, any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and each investor will covenant and agree not to bring any such claim in any other venue. If a holder of the shares were to bring a claim against our company or our Managing Member pursuant to the operating agreement, it would have to do so in the Delaware Court of Chancery. Notwithstanding the foregoing, if, for any reason, the Delaware Chancery Court does not have jurisdiction over an action, then the action may be brought in other federal or state courts located in Delaware.

We believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Further, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision would require suits to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction to be brought in federal court located in Delaware. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Waiver of Right to Trial by Jury

Our operating agreement provides that each investor waives the right to a jury trial for any claim they may have against us arising out of, or relating to, the operating agreement and any transaction arising under that agreement, which could include claims under federal securities law. By subscribing to this offering and adhering to the operating agreement, the investor warrants that the investor has reviewed this waiver, and knowingly and voluntarily waives his or her jury trial rights. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

STARTENGINE LOANS FUND I LLC

FINANCIAL STATEMENTS

OCTOBER 14, 2020, INCEPTION

F-1

INDEPENDENT AUDITORS’ REPORT

To the Members

StartEngine Loans Fund 1 LLC

We have audited the accompanying financial statements of StartEngine Loans Fund I LLC (the “Company”), which comprise the balance sheet as of October 14, 2020 (“Inception”) and the related statements of operations, member’s deficit, and cash flows as of October 14, 2020 and the related notes to the financial statements (collectively referred to as “financial statements”).

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of StartEngine Loans Fund I LLC as of October 14, 2020 and the results of its operations and its cash flows as of such date, in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses and has no working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ dbbmckennon

Newport Beach, CA

January 8, 2021

F-2

STARTENGINE LOANS FUND I LLC

BALANCE SHEET

OCTOBER 14, 2020, INCEPTION

Assets
Current assets
Deferred offering costs	$20,000
Total current assets	20,000
Total assets	$20,000
Liabilities and Members' Deficit
Current liabilities
Due to related parties	$27,500
Total current liabilities	27,500
Total liabilities	27,500
Members' deficit
Member contributions	-
Accumulated deficit	(7,500)
Total members' deficit	(7,500)
Total liabilities and members' deficit	$20,000

See Accompanying Notes to the Financial Statements

F-3

STARTENGINE LOANS FUND I LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED OCTOBER 14, 2020

Revenue	$-
Total revenue	-
Operating Expenses
General and administrative	7,500
Total operating expenses	7,500
Net loss	$(7,500)

See Accompanying Notes to the Financial Statements

F-4

STARTENGINE LOANS FUND I LLC

STATEMENT OF MEMBER’S DEFICIT

FOR THE PERIOD ENDED OCTOBER 14, 2020

	Member	Accumulated
	Contributions	Deficit	Total
Beginning October 14, 2020	$-	$-	$-
Net loss		(7,500)	(7,500)
Ending October 14, 2020	$-	$(7,500)	$(7,500)

See Accompanying Notes to the Financial Statements

F-5

STARTENGINE LOANS FUND I LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDED OCTOBER 14, 2020

Cash flows from operating activities
Net loss	$(7,500)
Net cash used in operating activities	(7,500)
Cash flows from investing activities
Cash used in investing activities	-
Cash flows from financing activities
Deferred offering costs	(20,000)
Due to related parties	27,500
Net cash provided by financing activities	7,500
Net increase in cash	$-
Beginning cash balance October 14, 2020	$-
Ending cash balance October 14, 2020	$-
Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

See Accompanying Notes to the Financial Statements

F-6

STARTENGINE LOANS FUND I LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

StartEngine Loans Fund I LLC was formed on October 14, 2020 (“Inception”) in the State of Delaware. The financial statements of StartEngine Loans Fund I LLC, (which may be referred to as the "Company", "we," "us," or "our") are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are in Culver City, California.

The purpose of the Company shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) originate, service, acquire and maintain loans and, to exercise all of the rights and powers conferred upon the Company and each Series with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

The Managing Member of the Company, StartEngine Assets, LLC, may, at any time and from time to time cause the Company to establish in writing (each, a “Series Designation”) one or more series as such term is used under Section 18-215 of the Delaware Act (each a “Series”). The Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Shares associated with any other Series, or the Members associated therewith. The terms and conditions for each Series shall be as set forth in the operating agreement and the Series Designation, as applicable, for the Series.

Management Plans and Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. To date, the Company has incurred net losses and has no working capital. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern within one year after the date that the financial statements are issued.

During the next 12 months, we intend to fund the Company’s operations through revenues from operations, member contributions or advances, and security offerings. There are no assurances that we will be able to raise capital on terms acceptable to the Company. If the Company is unable to obtain enough additional capital, it may be required to reduce the scope of planned operations, which could harm the business financial condition and operating results. The financial statements do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of expenses during the reporting periods. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

F-7

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1	- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	- Include other inputs that are directly or indirectly observable in the marketplace.

Level 3	- Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 14, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company will recognize revenue under the guidance of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, the Company 1) identifies the contract with the customer 2) identifies the performance obligations in the contract 3) determines the transaction price, 4) determines if an allocation of that transaction price is required to the performance obligations in the contract, and 5) recognizes revenue when or as the companies satisfies a performance obligation. To date, the Company has not recognized any revenue from intended operations.

Income Taxes

As of October 14, 2020, the Company is taxed as a Limited Liability Company (LLC). Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the Members are liable for individual federal and state income taxes on their respective shares of the Company’s taxable income. The Company will pay state franchise taxes. Each of the Series may elect to be taxed as a C Corporation and as such may be subject to income taxes as the series level. The Company is subject to U.S. federal, state, and local income tax examinations by tax authorities for all periods since Inception. The Company currently does not have any ongoing tax examination.

F-8

Risks and Uncertainties

The Company’s operations are subject to compliance with new laws and regulations. Significant changes to regulations governing the way the Company derives revenues could impact the company negatively. Technological and advancements and updates as well as maintaining compliance standards are required to maintain the Company’s operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

The Financial Accounting Standards Board issues Accounting Standards Updates (“ASU”) to amend the authoritative literature in Accounting Standards Codification. Management believes that those issued to date are either already included in the Company’s accounting or (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

NOTE 3 – DUE TO RELATED PARITIES

To date, the Administrative Manager and the proposed Asset Manager paid for the formation and offering costs of the Company.  The costs will be allocated to the Series pursuant to the allocation policy.  The Series will be responsible for their costs, and the amount the Managers can be reimbursed each month for a Series is capped at .5% of the aggregate gross proceeds from an offering of that Series.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

We are currently not involved with or know of any pending or threatening litigation against the Company or any of its officers.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after October 14, 2020 through January 8, 2021. There have been no events or transactions during this time which would have a material effect on these financial statements.

F-9

PART III – EXHIBITS

Exhibit Index

2.1 Certificate of Formation of StartEngine Loans Fund I LLC

2.2 Limited Liability Company Agreement of StartEngine Loans Fund I LLC

2.3 Series Designation for Series Farm

4.1 Form of Subscription Agreement for Series Farm Shares

8.1 Escrow Agreement*

11.1 Consent of Auditor

12.1 Opinion of CrowdCheck Law LLP*

* To be filed by amendment

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 22, 2021.

STARTENGINE LOANS FUND I LLC
By: StartEngine Assets LLC, its Managing Member

By:	/s/ Johanna Cronin
Johanna Cronin Manager

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Johanna Cronin		Manager of StartEngine Assets, LLC	January 22, 2021
Johanna Cronin		(principal executive officer and principal financial and accounting officer)

StartEngine Assets, LLC		Managing Member	January 22, 2021

By:	/s/ Johanna Cronin
Name: Johanna Cronin
Title: Manager